================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                CERADYNE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                           [LOGO OF CERADYNE, INC.]
                              3169 Redhill Avenue
                         Costa Mesa, California 92626

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held July 26, 1999
                               ----------------

  The Annual Meeting of Stockholders of Ceradyne, Inc., a Delaware corporation (the "Company") will be held at the Sheraton Hotel, 4545 MacArthur Blvd., Newport Beach, CA 92660, on Monday, July 26, 1999, at 10:00 a.m. local time, for the following purposes, all as set forth in the attached Proxy Statement.

    1. To elect seven directors to serve until the next annual meeting of stockholders and until their successors are elected and have qualified.

    2. To transact such other business as may properly come before the meeting and any adjournments thereof.

  The Board of Directors intends to present for election as directors the nominees named in the accompanying Proxy Statement, whose names are incorporated herein by reference.

  In accordance with the Bylaws of the Company, the Board of Directors has fixed the close of business on June 11, 1999 as the record date for the determination of stockholders entitled to vote at the Annual Meeting and to receive notice thereof.

  Stockholders are cordially invited to attend the meeting in person. However, even if you do plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it without delay in the enclosed postage paid envelope. If you do attend the meeting, you may withdraw your proxy and vote personally on each matter brought before the meeting.

                                          By Order of the Board of Directors

                                               Howard F. George
                                                  Secretary

Costa Mesa, California
June 17, 1999

                           [LOGO OF CERADYNE, INC.]
                              3169 Redhill Avenue
                         Costa Mesa, California 92626

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held July 26, 1999

  This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy on behalf of the Board of Directors of Ceradyne, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held on Monday, July 26, 1999, and at any adjournments thereof. It is anticipated that this Proxy Statement and the enclosed form of proxy will be first mailed to stockholders on or about June 17, 1999.

  The purpose of the meeting and the matters to be acted upon are set forth in the foregoing attached Notice of Annual Meeting. As of the date of this statement, the Board of Directors knows of no other business which will be presented for consideration at the meeting. However, if any other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

  Stockholders are requested to date, sign and return the enclosed proxy to make certain that their shares will be voted at the meeting. Any proxy given may be revoked by the stockholder at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by filing with him a proxy bearing a later date, or by attendance at the meeting and voting in person. All proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are specified, proxies will be voted FOR the election as directors of the seven nominees below.

                        VOTING SHARES AND VOTING RIGHTS

  The close of business on June 11, 1999 has been fixed as the record date for stockholders entitled to notice of and to vote at the meeting. As of that date, there were 8,058,814 shares of Common Stock of the Company outstanding and entitled to vote, the holders of which are entitled to one vote per share. The presence at the meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business.

  In the election of directors, a stockholder may cumulate his or her votes for one or more candidates, but only if such candidate's or candidates' names have been placed in nomination prior to the voting and the stockholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. If any one stockholder has given such notice, all stockholders may cumulate their votes for the candidates in nomination. If the voting for directors is conducted by cumulative voting, each share will be entitled to a number of votes equal to the number of directors to be elected, which votes may be cast for a single candidate or may be distributed among two or more candidates in such proportions as the stockholder thinks fit. The seven candidates receiving the highest number of affirmative votes will be elected. If no such notice is given, there will be no cumulative voting, which means a simple majority of the shares voting may elect all of the directors.

  Proxies marked "withheld" as to any director and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. However, proxies marked "withheld" and broker non-votes have no legal effect on the election of directors under Delaware law.

  The following table sets forth information as of June 1, 1999, regarding the beneficial ownership of the common stock of the Company by (i) each person or group known by the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of the directors of the Company,
(iii) each of the executive officers named in the Summary Compensation Table, and (iv) all current executive officers and directors of the Company as a group.

                                                Amount and
                                                Nature of                      Percent
                                                Beneficial                       of
         Name of Beneficial Owner              Ownership(1)                     Class
         ------------------------              ------------                    -------
      Joel P. Moskowitz                         1,163,110                       14.4%
       3169 Redhill Avenue
       Costa Mesa, CA 92626
      Ford Motor Company                        1,207,299                       15.0%
       The American Road
       Dearborn, MI 48121
      Dimensional Fund Advisors, Inc.             466,000(2)                     5.8%
       1299 Ocean Ave., 11th Floor
       Santa Monica, CA 90401
      Leonard M. Allenstein                       115,000(3)                     1.4%
      Richard A. Alliegro                          24,500(4)                       *
      Earl E. Conabee                              24,834(5)                       *
      Dr. Peter Beardmore                              --                         --
      Gerhart D. DeBoer                            10,000(6)                       *
      Frank Edelstein                              45,400(7)                       *
      Donald A. Kenagy                             15,595(8)                       *
      Melvin A. Shader                             28,000(9)                       *
      Milton L. Lohr                               25,000(10)                      *
      David P. Reed                                53,667(11)                      *
      Howard F. George                             15,557(12)                      *
      All current executive                     1,520,663(13)                   18.9%
       officers and directors as a
       group (12 persons above)

--------
*  Less than 1%
(1) Except as otherwise noted, the beneficial owners have sole voting and investment powers with respect to the shares indicated, subject to community property laws where applicable.
(2) Based on information contained in a statement on Schedule 13G dated February 11, 1999, as filed with the Securities and Exchange Commission. As stated in such Schedule 13G, all shares are held on behalf of advisory clients of Dimensional Fund Advisors, Inc., which disclaims beneficial ownership of such shares.

(3) Includes 25,000 shares subject to options held by Mr. Allenstein which are currently exercisable or will become exercisable within 60 days of June 1, 1999.
(4) Includes 20,000 shares subject to options held by Mr. Alliegro which are currently exercisable or will become exercisable within 60 days of June 1, 1999.
(5) Includes 3,400 shares subject to options held by Mr. Conabee which are currently exercisable or will become exercisable within 60 days of June 1, 1999.
(6) Includes 10,000 shares subject to options held by Mr. DeBoer which are currently exercisable or will become exercisable within 60 days of June 1, 1999.
(7) Includes 27,500 shares subject to options held by Mr. Edelstein which are currently exercisable or will become exercisable within 60 days of June 1, 1999.
(8) Includes 14,800 shares subject to options held by Mr. Kenagy which are currently exercisable or will become exercisable within 60 days of June 1, 1999.
(9) Includes 15,000 shares subject to options held by Dr. Shader which are currently exercisable or will become exercisable within 60 days of June 1, 1999.
(10) Includes 25,000 shares subject to options held by Mr. Lohr which are currently exercisable or will become exercisable within 60 days of June 1, 1999.
(11) Includes 34,200 shares subject to options held by Mr. Reed which are currently exercisable or will become exercisable within 60 days of June 1, 1999.
(12) Includes 15,000 shares subject to options held by Mr. George which are currently exercisable or will become exercisable within 60 days of June 1, 1999.
(13) Includes 189,900 shares subject to options which are currently exercisable or will become exercisable within 60 days of June 1, 1999.

                             ELECTION OF DIRECTORS

                                 (Proposal 1)

  In accordance with the bylaws of the Company, the number of directors constituting the Board of Directors is currently fixed at seven. All seven directors are to be elected at the 1999 Annual Meeting and will hold office until the 2000 Annual Meeting and until their respective successors are elected and have qualified. It is intended that the persons named in the enclosed proxy will, unless such authority is withheld, vote for the election of the seven nominees proposed by the Board of Directors, all of whom are presently directors of the Company. In the event that any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board of Directors, or the number of directors may be reduced accordingly. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them according to the cumulative voting rules to assure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders. All of the nominees named below have consented to being named herein and to serve if elected.

  Set forth below are the names and ages of the nominees for election to the Board of Directors, the present position with the Company of each nominee, the year each nominee was first elected a director of the Company, the principal occupation of each nominee, directorships held with other public companies, and additional biographical data. The beneficial ownership of the Company's Common Stock by each of the nominees as of June 1, 1999 is set forth in the table under "Voting Shares and Voting Rights" above.

                                                                     Year First
                                                                       Elected
        Name            Age    Present Position With the Company      Director
        ----            ---    ---------------------------------     ----------
Joel P. Moskowitz        60   Chairman of the Board, President and      1967
                               Chief Executive Officer
Leonard M. Allenstein    60   Director                                  1983
Richard A. Alliegro      68   Director                                  1992
Peter Beardmore          62   Director                                  1996
Frank Edelstein          73   Director                                  1984
Milton L. Lohr           73   Director                                  1986
Melvin A. Shader         73   Director                                  1984

  Joel P. Moskowitz co-founded the Company's predecessor in 1967. He served as President of the Company from 1974 until January 1987, and from September 1987 to the present. Mr. Moskowitz currently serves as Chairman of the Board and Chief Executive Officer of the Company, which positions he has held since 1983. Mr. Moskowitz currently serves on the Board of Trustees of Alfred University. Mr. Moskowitz obtained a B.S. in Ceramic Engineering from Alfred University in 1961 and an M.B.A. from the University of Southern California in 1966.

  Leonard M. Allenstein has served on the Board of Directors of the Company since 1983. Mr. Allenstein has been a private investor and businessman for more than the past five years. Mr. Allenstein was a founder and general partner of Bristol Restaurants, which owns and operates restaurants in the Southern California area, from 1978 until December 1986.

  Richard A. Alliegro has served on the Board of Directors of the Company since 1992. Mr. Alliegro retired from Norton Company in 1990 after 33 years, where his last position was Vice President, Refractories and Wear, for Norton's Advanced Ceramics operation. He served as President of Lanxide Manufacturing Co., a subsidiary of Lanxide Corporation, from May 1990 to February 1993. Mr. Alliegro currently is the owner of AllTec Consulting, Inc., a ceramic technology consulting firm. Mr. Alliegro obtained B.S. and M.S. degrees in Ceramic Engineering from Alfred University in 1951 and 1952, respectively, and serves as a member of the Board of Trustees of that university.

  Dr. Peter Beardmore is the director of the Chemical and Physical Sciences Laboratory of Ford Motor Company. He has been associated with Ford since 1966. Dr. Beardmore has a B. MET. in Metallurgy from the University of Sheffield, and a Ph.D. in Metallurgy from the University of Liverpool. Dr. Beardmore was elected to the Board of Directors of the Company in 1996.

  Frank Edelstein has served on the Board of Directors of the Company since 1984. Mr. Edelstein has been a Vice President of Stone Creek Capital, Inc. (a spinoff of Kelso & Company), an investment banking firm, since November 1986. From 1979 to November 1986, he was Chairman of the Board of International Central Bank & Trust Company, which was acquired by Continental Insurance Co. in July 1983. Mr. Edelstein is currently a director of Arkansas Best Corp. and IHOP Corp.

  Milton L. Lohr served as a director of the Company from 1986 until October 1988, when he resigned to accept a position as Deputy Undersecretary of Defense for Acquisitions. He held that position until May 1989 and was re-elected as a director of the Company in July 1989. Mr. Lohr is currently the President of Defense Development Corporation, a defense-related research and development company. Mr. Lohr previously held the position of Senior Vice President of Titan Systems, a defense-related research and development company, from 1986 to 1988, and was founder and President of Defense Research Corporation, a defense consulting firm, from 1983 to 1986. Mr. Lohr served from 1969 to 1983 as Executive Vice-President of Flight Systems, Inc., a firm engaged in aerospace and electronic warfare systems. Mr. Lohr has over thirty-five years experience in government positions and aerospace and defense management. He currently serves as a panel member of the President's Science Advisory Committee, a member of the Office of the Secretary of Defense, Army Science Board, as well as other ad hoc government related assignments.

  Melvin A. Shader has served on the Board of Directors of the Company since 1984. Dr. Shader retired in 1991 from TRW, Inc., where he was Vice President, Business Development and Vice President, International at the Space and Defense Sector of TRW, Inc. Dr. Shader had been with TRW, Inc. since 1970. From 1969 to 1970, Dr. Shader was Director of Planning in the Information Network Division of Computer Sciences Corp. From 1954 to 1968, he was an executive with International Business Machines Corp.

  Directors are elected annually and hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. The Company has agreed to nominate a representative of Ford for election as a director pursuant to an agreement made in March 1986, pursuant to which agreement Ford acquired a total of 1,207,299 shares of the Company's Common Stock. Joel P. Moskowitz and members of his family have agreed to vote a portion of their shares of the Company's Common Stock, if necessary, for the election of Ford's nominee. Dr. Peter Beardmore is Ford's current representative.

Information Regarding the Board of Directors and its Committees

  The Board of Directors of the Company held four meetings during 1998. Each director attended at least 75% of the aggregate of all meetings of the Board and its committees on which he served during 1998.

  The Board of Directors has established Audit, Compensation and Stock Option Committees. The Audit Committee meets with the Company's independent accountants to review the Company's financial condition and internal accounting controls. This committee, which is composed of Messrs. Beardmore, Edelstein, Shader and Lohr met once during 1998. The Compensation Committee's function is to review and make recommendations to the Board regarding executive officers' compensation. This committee, which is composed of Messrs. Beardmore, Edelstein, Alliegro, Shader and Lohr, acted by written consent once during 1998. The Stock Option Committee is composed of Mr. Moskowitz and Dr. Beardmore. This committee, which acted by written consent four times during 1998, administers the Company's 1983 Stock Option Plan, the company's 1994 Stock Incentive Plan, and the 1995 Employee Stock Purchase Plan. The Company does not have a standing nominating committee.

  Directors are paid fees for their services on the Board of Directors in such amounts as are determined from time to time by the Board. During 1998, a fee of $500 per month plus $1,000 for each Board meeting attended was paid to each non-employee director, other than the Ford representative, Dr. Beardmore, who did not receive a fee.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table shows certain information concerning the compensation of the Chief Executive Officer and the five other most highly compensated executive officers of the Company whose aggregate compensation for services in all capacities rendered during the year ended December 31, 1998 exceeded $100,000 (collectively, the "Named Executive Officers"):

                                         Annual        Long Term
                                      Compensation   Compensation
                                    ---------------- -------------
                                                      Securities
                                                      Underlying
     Name and                                           Options
     Principal Position        Year  Salary   Bonus  (# of Shares)
     ------------------        ---- -------- ------- -------------
     Joel P. Moskowitz         1998 $228,191    --        --
      Chairman of the Board,   1997  212,988 $19,976      --
      Chief Executive Officer  1996  196,145  35,584      --
      and President

     David P. Reed             1998 $121,295    --      10,000
      Vice President           1997  118,056 $24,594    13,500
                               1996  109,734  26,566      --

     Howard F. George          1998 $101,062    --       5,000
      Vice President           1997   94,300 $ 6,210      --
                               1996   90,000   6,984    25,000

     Earl E. Conabee           1998 $101,220    --       4,000
      Vice President           1997   96,731    --       2,000
                               1996   93,144    --        --

     Donald A. Kenagy          1998 $103,142    --       4,000
      Vice President           1997   98,411    --       2,000
                               1996   94,384    --        --

     Gerhart D. DeBoer (1)     1998 $102,270    --       5,000
      Vice President           1997   36,705    --      20,000

--------
(1)Mr. DeBoer's employment with the Company commenced in September 1997.

Employment Agreement

  In July 1994, the Company entered into a five-year employment agreement with Mr. Moskowitz, pursuant to which he will serve as Chairman of the Board of Directors, Chief Executive Officer and President of the Company. The employment agreement was amended on May 3, 1999 to extend the term for two years, to July 2001. The agreement provides for a base salary at the rate of $175,000 per year; however, Mr. Moskowitz voluntarily agreed to accept a reduced salary at the rate of $150,000 per year through March 31, 1995 to aid the Company in its cost-cutting efforts. His annual base salary was reinstated to $175,000 as of April 1, 1995, and was increased to $200,000 effective February 12, 1996. Effective February 10, 1997, Mr. Moskowitz' base annual salary was increased to $215,000, and was further increased to $230,000 effective February, 1998. Effective February 9, 1999, the annual base salary was further increased to $242,000. Under the agreement, if Mr. Moskowitz' employment is terminated by the Company (other than as a result of death, incapacity or for "good cause" as defined in the agreement) or if Mr. Moskowitz elects to resign for "good reason" (as defined in the agreement), Mr. Moskowitz will be entitled to receive severance pay in an amount equal to his annual base salary, at the rate in effect on the date of termination, payable on normal pay dates for the remainder of the term of the agreement. "Good reason" includes a "change in control" of the Company, a removal of Mr. Moskowitz from any of his current positions with the Company without his consent, or a material change in Mr. Moskowitz' duties, responsibilities or status without his consent. A "change in control" of the Company shall be deemed to occur if (1) there is a consolidation or merger of the Company where the Company is not the surviving corporation and the shareholders prior to such transaction do not continue to own at least 80% of the common stock of the surviving corporation, (2) there is a sale of all, or substantially all, of the assets of the Company, (3) the stockholders approve a plan for the liquidation or dissolution of the Company, (4) any person becomes the beneficial owner, directly or indirectly, of 30% or more of the Company's outstanding Common Stock or (5) if specified changes in the composition of the Company's Board of Directors occur.

                       Option Grants in Last Fiscal Year

  The following table sets forth certain information concerning grants of options to each of the Named Executive Officers during the year ended December 31, 1998. In addition, in accordance with the rules and regulations of the Securities and Exchange Commission, the following table sets forth the hypothetical gains or "option spreads" that would exist for the options. Such gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date on which the options were granted over the full term of the options. The rates do not represent the Company's estimate or projection of future Common Stock prices, and no assurance can be given that any appreciation will occur or that the rates of annual compound stock appreciation assumed for the purposes of the following table will be achieved.

                                                                        Potential Realizable
                                                                       Value at Assumed Annual
                                     Percent of                         Rates of Stock Price
                                    Total Options                      Appreciation for Option
                                     Granted to   Exercise                     Term(2)
                   Options Granted  Employees in    Price   Expiration -----------------------
Name               (# of Shares)(1)  Fiscal Year  ($/share)    Date      5% ($)      0% ($)
----               ---------------- ------------- --------- ---------- ----------- -----------
Joel P. Moskowitz        --               --         --         --            --          --
David P. Reed           5,000            3.9%      $3.781    1/27/08   $    11,895 $    30,145
                        5,000            3.9%       3.500    9/04/08        11,000      27,900
Howard F. George        5,000            3.9%       3.500    9/04/08        11,000      27,900
Earl E. Conabee         2,000            1.6%       5.813    3/10/08         7,314      18,534
                        2,000            1.6%       3.500    9/04/08         4,400      11,160
Donald A. Kenagy        2,000            1.6%       5.813    3/10/08         7,314      18,534
                        2,000            1.6%       3.500    9/04/08         4,400      11,160
Gerhart D. DeBoer       5,000            3.9%       3.781    1/27/05         7,695      17,945

--------
(1) The per share exercise price of all options granted is the fair market value of the Company's Common Stock on the date of grant. Options have a term of 10 years and become exercisable in five equal installments, each of which vests at the end of each year after the grant date, except for Mr. DeBoer, whose options have a term of seven years and become exercisable in two equal installments, each of which vests at the end of each year after the grant date.

(2) The potential realizable value is calculated from the exercise price per share, assuming the market price of the Company's Common Stock appreciates in value at the stated percentage rate from the date of grant to the expiration date. Actual gains, if any, are dependent on the future market price of the Common Stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

  The following table sets forth certain information regarding option exercises during the year ended December 31, 1998 by the Named Executive Officers, the number of shares covered by both exercisable and unexercisable options as of December 31, 1998 and the value of unexercised in-the-money options held by the Named Executive Officers as of December 31, 1998:

                                          Number of Securities
                                               Underlying           Value of Unexercised
                     No. of                Unexercised Options      In-the-Money Options
                     Shares                at Fiscal Year-End      at Fiscal Year-End(/1/)
                    Acquired    Value   ------------------------- -------------------------
Name               on Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
----               ----------- -------- ----------- ------------- ----------- -------------
Joel P. Moskowitz       --         --        --           --            --          --
David P. Reed         7,000    $19,250    33,200       24,800       $38,125      $3,375
Howard F. George        --         --     15,000       15,000           --          --
Earl E. Conabee       5,000     13,750     3,400        5,600         2,625         --
Donald A. Kenagy     10,000     27,500     4,400        6,600         6,500       1,875
Gerhart D. DeBoer       --         --     10,000       15,000           --          --

--------
(1) Based upon the closing price of the Common Stock on December 31, 1998, as reported by the Nasdaq National Market ($3.625 per share).

Compliance with Section 16(a) of the Securities Exchange Act of 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1998, its officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements.

     REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEESOF THE BOARD OF
                      DIRECTORS ON EXECUTIVE COMPENSATION

  The following Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  The Compensation Committee. Executive compensation decisions are made by the five-member Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a non-employee director. The Compensation Committee reviews compensation programs and policies, monitors the performance and compensation of executive officers, and other key employees and makes appropriate recommendations and reports to the Board of Directors. All executive compensation decisions made by the Compensation Committee are reviewed by the entire Board of Directors, except for decisions regarding awards under the 1994 Stock Incentive Plan, which are administered by the Stock Option Committee.

  Compensation Policies. The Company maintains a compensation program designed to attract and retain highly qualified executives and to motivate management. The Company's compensation philosophy, as reflected in its compensation and benefit arrangements, is that an executive's "at risk" compensation should be tied directly to his or her contribution to the Company's success in achieving performance objectives and that compensation incentives should align executive officers' and shareholders' interests.

  The Company's executive compensation program consists of three main components; (1) base salary, (2) bonus, and (3) long-term incentives in the form of stock options. Bonuses and stock options constitute the "at risk" portion of the compensation program. The compensation of executive officers for 1998 reflected the Compensation Committee's commitment to coordinating pay with Company and individual performance. In establishing specific compensation levels for the executive officers in 1998, the Compensation Committee considered information provided by the Company's Chief Executive Officer, Mr. Joel P. Moskowitz.

  At the present time, none of the compensation payable to the executive officers is subject to limitation under Section 162M of the Internal Revenue Code (which limits the deductibility of compensation of $1 million per executive, per year).

  Salaries. The general policy of the Compensation Committee is to establish executive base salaries that are (i) competitive and consistent with those provided to others holding similar positions in industry, and (ii) consistent with each executive's actual and expected contributions to the Company's short-term and long-term success. The Board of Directors, acting on the Compensation Committee's recommendation, increased Mr. Moskowitz's base salary in 1998. The increase reflected the Compensation Committee's and the Board of Directors' assessment of his performance in light of the Company's performance in the prior fiscal year as compared to its annual budget as approved by the Board of Directors. Salary increases for the other senior executives effected during 1998 were based on similar considerations including individual performance and position tenure.

  Bonus Awards. Bonuses paid to executive officers are based primarily on a targeted percentage of net income before taxes, and in part on discretionary factors determined by the Compensation Committee based on the individual performance of each executive. There were no bonuses awarded in 1998.

  Stock Options. Stock options are periodically granted to executive officers and other key employees under the Company's 1994 Stock Incentive Plan (the "Plan"). The Plan is administered by the Stock Option Committee of the Board of Directors, which consists of the Chief Executive Officer and one other director, neither of whom participates in the Plan. Stock options are viewed as a form of long-term compensation and are intended to enable the Company to obtain and retain competent personnel who will contribute to the Company's success by their ability, ingenuity and industry and to provide incentives to the participating officers and other key employees that are linked directly to increases in stockholder value and should, therefore, inure to the benefit of the stockholders. In determining the size of each stock option grant, the Stock Option Committee evaluates several factors, including primarily the executive's actual and potential contributions to the Company's long-term success, and, to a lesser extent, the amount of options currently held by the executive for whom an option grant is being considered. Stock options are granted at the fair market value of the Company's stock on the date of grant and generally vest over a period of five years.

    Members of the Compensation             Members of the Stock Option
     Committee                              Committee
    --------------------------------------  ------------------------------------
    Peter Beardmore   Richard A. Alliegro   Joel P. Moskowitz   Peter Beardmore
    Frank Edelstein   Melvin A. Shader
    Milton L. Lohr

                             CERTAIN TRANSACTIONS

  On March 11, 1986, the Company sold 526,316 shares of its Common Stock to Ford Motor Company ("Ford") at a price of $19.00 per share, for a total purchase price of $10,000,000. At the same time, the Company and Ford created a new corporation, Ceradyne Advanced Products, Inc. ("CAPI"), and entered into agreements involving a broad-based technology transfer, licensing and joint development program. Under the agreements, Ford contributed technology and a portfolio of United States and foreign patents relating to technical ceramics to CAPI in exchange for 80% of CAPI's capital stock, and Ceradyne acquired the remaining 20% of CAPI in exchange for $200,000. The technology and patents contributed by Ford were developed in the Ford Research Laboratories over a 15-year period. Under the March 11, 1986 agreements, the Company was granted an option to acquire Ford's 80% interest in CAPI in exchange for an additional 680,983 shares of Ceradyne Common Stock, which the Company exercised effective February 12, 1988. As a result, Ceradyne now owns 100% of CAPI and Ford owns a total of 1,207,299 shares of the Company's Common Stock. The Company and Ford also entered into a joint development agreement which includes a commitment by Ford to contribute up to $5,000,000, on a matching value basis with Ceradyne, for the development by Ceradyne of technical ceramic products oriented towards the automotive market. Through December 31, 1998, Ford has contributed to the Company, on a cost sharing basis, a total of $4.5 million in cash and equipment under this joint development program.

  So long as Ford continues to own 5%, or more, of the Company's outstanding Common Stock, Ceradyne has agreed to use its best efforts to cause one person designated by Ford to be elected a member of the Ceradyne Board of Directors and, under certain circumstances in the event the Company issues additional shares of its Common Stock in a public or private transaction, to permit Ford to purchase, at the same price and terms upon which sold by the Company in such transaction, additional shares of Ceradyne Common Stock to enable Ford to maintain its percentage ownership of the Company.

  In connection with the sale of stock to Ford, Joel P. Moskowitz, Chairman of the Board, Chief Executive Officer and President of the Company, and members of his immediate family agreed to vote shares of the Company's Common Stock owned by them in favor of the election of Ford's nominee to the Board of Directors. However, they may first vote that number of shares that is necessary to assure the election of Joel P. Moskowitz as a director of the Company, and any shares that are not necessary to assure the election of Mr. Moskowitz and a Ford nominee to the Board of Directors may be voted by them without restriction.

                        COMPANY STOCK PERFORMANCE GRAPH

  The following graph denotes a comparison of the cumulative total return to stockholders of the Company, the Nasdaq Stock Market (U.S. Companies), and the Nasdaq stocks (SEC 3200-3299 U.S. Companies, stone, clay, glass, and concrete products) from December 31, 1993 to December 31, 1998:

               Comparison of Five Year Cumulative Total Returns
                             Performance Graph for
                                Ceradyne, Inc.

                       [PERFORMANCE GRAPH APPEARS HERE]

CRSP Total Returns Index for:                 12/1993  12/1994  12/1995  12/1996  12/1997  12/1998
____________________________                  _______  _______  _______  _______  _______  _______
Ceradyne, Inc.                                  100.0     86.4    206.8    272.7    143.2    131.8
Nasdaq Stock Market (US Companies)              100.0     97.8    138.3    170.0    208.5    293.8
NASDAQ Stocks (SIC 3200-3299 US Companies)      100.0     97.6     99.4    125.8    126.4    103.7
Stone, clay, glass, and concrete products

Notes:
    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
    C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
    D. The index level for all series was set to $100.0 on 12/31/1993.

                                    GENERAL

Independent Accountants

  The Board of Directors has selected Arthur Andersen LLP as independent public accountants to audit the financial statements of the Company for the 1999 calendar year. Representatives of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if they so desire.

Stockholder Proposals and Advance Notice Procedures

  The federal proxy rules (SEC Rule 14a-8) specify the requirements for inclusion of stockholder proposals in the Company's Proxy Statement for the Annual Meeting of Stockholders. Stockholders who wish to have proposals included in the Company's Proxy Statement for action at the 2000 Annual Meeting must submit their proposals in writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement so that they are received by the Secretary no later than February 12, 2000, and must also comply with the other requirements set forth in SEC Rule 14a-8.

  If a stockholder desires to bring business before the meeting which is not the subject of a proposal properly submitted in accordance with SEC Rule 14a-8, the stockholder must follow procedures outlined in the Company's Bylaws. The Bylaws provide that a stockholder entitled to vote at the meeting may make nominations for the election of directors or may propose that other business be brought before the meeting only if (a) such nominations or proposals are included in the Company's Proxy Statement or otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (b) the stockholder has delivered written notice to the Company (containing certain information specified in the Bylaws) not less than 60 days nor more than 90 days prior to the date of the meeting. However, if the Company has given less than 70 days advance notice or public disclosure of the date the meeting is to be held, written notice of a nomination or proposal to be submitted by a stockholder at the meeting will be timely if it has been received by the Company not later than the 10th business day following the date on which notice of the meeting is mailed or the meeting date is otherwise publicly disclosed.

  A copy of the full text of the Bylaw provisions containing the advance notice procedures described above may be obtained upon written request to the Secretary of the Company.

Expenses of Solicitation

  The cost of soliciting the enclosed form of proxy will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Directors, officers and regular employees of the Company may, without additional compensation, also solicit proxies either personally or by telephone, telegram or special letter.

                                          Howard F. George
                                           Secretary

June 17, 1999

                           [LOGO OF CERADYNE, INC.]

          This Proxy is Solicited on Behalf of the Board of Directors
               For Annual Meeting of Stockholders July 26, 1999

     The undersigned hereby appoints Joel P. Moskowitz and Howard F. George, and each of them, as Proxies, with full power of substitution, to vote the shares of Ceradyne, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Ceradyne, Inc. to be held at the Sheraton Hotel, located at 4545 MacArthur Blvd., Newport Beach, California 92660, on Monday, July 26, 1999 at 10:00 a.m. local time and at any adjournment thereof.

                                                                     -----------
                                                                     See Reverse
                                                                        Side
                                                                     -----------
             v  Please Detach and Mail in the Envelope Provided  v
--------------------------------------------------------------------------------

A [X] Please mark your
      votes as in this
      example

1. Election     FOR     WITHHELD    NOMINEES:                 2. In their discretion, the Proxies are authorized to vote upon such
   of           [_]       [_]         Joel P. Moskowitz          other business as may properly come before the meeting.
   Directors                          Leonard M. Altenstein
                                      Richard A. Alliegro        This Proxy confers discretionary authority to circulate and
For, except vote withheld from the    Peter Beardmore            distribute votes for any or all of the nominees named above for
following nominee(s):                 Frank Edelstein            which the authority to vote has not been withheld.
                                      Milton L. Lohr
(Instruction: To withhold authority   Melvin A. Shader        This proxy, when properly executed, will be voted in the manner
to vote for any individual                                    directed herein. If no direction is made, this Proxy will be
nominee write that nominee's name                             voted FOR election of directors.
on the space provided below.)
                                                              PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
___________________________________                           USING THE ENCLOSED ENVELOPE.


SIGNATURE ________________________     DATE ______________     SIGNATURE ________________________     DATE ______________

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.